Exhibit 99.1

                 AGREEMENT FOR EXTENSION AND AMENDMENT OF NOTE

      THIS AGREEMENT is entered into as of this 30th day of June, 2007, by, between and among AcuNetx, Inc. ("AcuNetx"), OrthoNetx, Inc. ("OrthoNetx"), and Randolph C. Robinson, MD ("Robinson"):

                                    RECITALS:

      A. Robinson is the holder of a Promissory Note in the original principal amount of $300,000, dated January 30, 2005, issued by OrthoNetx, Inc. ("OrthoNetx") in favor of Robinson (the "OrthoNetx Note");

      B.    OrthoNetx is a wholly-owned subsidiary of AcuNetx;

      C.    The Note is secured by all of the assets of OrthoNetx;

      D. The Note is currently in default, and Robinson has issued a Notice of Default and demand for payment;

      E. In order to induce Robinson to forbear from foreclosing on assets of OrthoNetx and taking other remedies available to Robinson, AcuNetx has agreed to acknowledge its liability and guarantee obligations of OrthoNetx to Robinson;

      F. The OrthoNetx Note is presently guaranteed by Terry Knapp, who was President of OrthoNetx when the Note was issued (the "Knapp Guarantee");

      G. The parties desire to amend and restate the Note and terminate the Knapp Guarantee;

      NOW, THEREFORE, with reference to the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AcuNetx and Robinson hereby agree as follows:

      1. AMENDED AND EXTENDED NOTE. Concurrently with the execution of this Agreement, AcuNetx shall cause OrthoNetx to deliver an Amended and Extended Promissory Note to Robinson, in the form of Exhibit A hereto (the "Restated Note"). Upon such delivery, Robinson shall deliver the original Note to OrthoNetx for cancellation.

      2. GUARANTY BY ACUNETX. Concurrently with the execution of this Agreement, AcuNetx shall deliver to Robinson an Unconditional Guaranty of the Restated Note in the form of Exhibit B hereto.

      3. TERMINATION OF KNAPP GUARANTY; OTHER GUARANTEES AND SECURITY INTERESTS NOT TERMINATED. Concurrently with the execution of this Agreement, Robinson shall deliver to AcuNetx a Termination of the Guaranty of Terry Knapp, in the form of Exhibit C hereto. It is specifically acknowledged and agreed, that except as expressly terminated in connection with the Knapp Guaranty, no release, termination or reduction of the guaranty or security agreement of any other person or entity is intended or implied.

      4. FINANCIAL REPORTS. So long as the Restated Note is outstanding, AcuNetx shall deliver to Robinson, on a monthly basis, financial reports of AcuNetx similar to the reports distributed to the Board of Directors of AcuNetx, in each case within five business days after the delivery of the reports to the Board of Directors. Such monthly reports shall include monthly trial balances and monthly closing statements, as well as any updates of projections prepared by the Company. Robinson hereby acknowledges that federal and state securities laws prohibit any person who has material, non-public information concerning AcuNetx from purchasing or selling securities of AcuNetx or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Accordingly, so long as Robinson is in possession of material inside information about AcuNetx or its business or prospects, Robinson will refrain from purchasing or selling securities of the Company, or derivatives thereof, and shall take steps to prevent others within his influence or control who have had access to such non-public information from purchasing or selling securities of the Company, until such time as the information is publicly disclosed in periodic filings by AcuNetx with the Securities and Exchange Commission.

      5. ATTORNEYS FEES. AcuNetx shall reimburse Robinson for reasonable attorneys' fees incurred by him in the negotiation of this Agreement, up to a maximum of $16,000.00. One half of such amount ($8,000.00) shall be paid upon execution hereof and the remainder shall be paid within 60 days of the execution hereof. In the event of any default under this agreement, the non-defaulting party shall be entitled to reimbursement for all reasonable costs, expenses and attorney fees.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         AcuNetx, Inc.

                                         By: /s/ Ron Waldorf
                                             ---------------
                                         Its: CEO
                                              ---

                                         OrthoNetx, Inc.

                                         By /s/ Douglas MacCarthy
                                            ---------------------
                                         Its: VP Operations

                                         /s/ R. C. Robinson
                                         ------------------
                                         Randolph C. Robinson, MD


                                       2